Exhibit 23.2

Consent of Independent Auditors

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-232000 of Restoration Robotics, Inc. on Form S-4 of our report dated June 6, 2019 (except for Notes 2 and 25, as to which the dates are July 29, 2019 and August 23, 2019) related to the consolidated financial statements of Venus Concept Ltd. as of and for the years ended December 31, 2018 and 2017 (which report expresses an unqualified opinion on the financial statements and includes an emphasis of matter paragraph that describes the substantial doubt about Venus Concept Ltd.’s ability to continue as a going concern and includes an other matter paragraph indicating the 2016 consolidated financial statements are unaudited and we have not audited, reviewed, or compiled the 2016 consolidated financial statements and assume no responsibility for them), appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such proxy statement/prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Vaughan, Canada

September 9, 2019